EXHIBIT 2.1

                  SHARE EXCHANGE AGREEMENT DATED JUNE 28, 2007

                            SHARE EXCHANGE AGREEMENT

                                 by and between

             WORLDWIDE STRATEGIES INCORPORATED, A NEVADA CORPORATION

                     CENTRIC RX, INC., A NEVADA CORPORATION

                                   JIM CRELIA

                                   JEFF CRELIA

                      J. JIREH, INC., A NEVADA CORPORATION

                                       and

              CANADA PHARMACY EXPRESS, LTD., A CANADIAN CORPORATION



                            Dated as of June 28, 2007

                                TABLE OF CONTENTS

                                                                            PAGE
THE SHARE EXCHANGE.............................................................2
     1.1      THE SHARE EXCHANGE...............................................2
     1.2      NUMBER OF SHARES OF WWSI COMMON STOCK............................2
     1.3      CONVERSION OF CENTRIC COMMON STOCK...............................2
     1.4      ESCROW OF WWSI COMMON STOCK......................................2
     1.5      FRACTIONAL SHARES................................................2
     1.6      RESERVATION OF SHARES............................................2
     1.7      ADJUSTMENTS TO EXCHANGE RATIO....................................2
     1.8      LOCK-UP AND VOTING TRUST AGREEMENT...............................3
     1.9      EXCHANGE OF CERTIFICATES.........................................3
     1.10     NO FURTHER OWNERSHIP RIGHTS IN CENTRIC COMMON STOCK..............3
     1.11     LOST, STOLEN OR DESTROYED CERTIFICATES...........................3
     1.12     EXEMPTION FROM REGISTRATION......................................3
     1.13     REPORTING OF SHARE EXCHANGE......................................3
     1.14     BOARD OF DIRECTORS OF WWSI.......................................3
     1.15     BOARD OF DIRECTORS AND OFFICERS OF CENTRIC.......................3
     1.16     TAKING OF NECESSARY ACTION; FURTHER ACTION.......................3
THE CLOSING....................................................................4
     2.1      TIME AND PLACE OF CLOSING........................................4
     2.2      OBLIGATIONS OF CENTRIC AND THE CENTRIC SHAREHOLDERS AT OR
              PRIOR TO THE CLOSING.............................................4
     2.3      OBLIGATIONS OF WWSI AT OR PRIOR TO THE CLOSING...................4
REPRESENTATIONS AND WARRANTIES OF CENTRIC......................................5
     3.1      ORGANIZATION OF CENTRIC..........................................5
     3.2      CAPITALIZATION...................................................5
     3.3      SUBSIDIARIES.....................................................5
     3.4      OPTIONS OR OTHER RIGHTS..........................................5
     3.5      OWNERSHIP OF SHARES..............................................6
     3.6      VALIDITY AND EXECUTION OF AGREEMENT..............................6
     3.7      NO CONFLICT......................................................6
     3.8      CONSENTS AND APPROVALS...........................................6
     3.9      VIOLATION OF LAWS, PERMITS, ETC..................................7
     3.10     BOOKS AND RECORDS................................................7
     3.11     CENTRIC FINANCIAL STATEMENTS.....................................7
     3.12     UNDISCLOSED LIABILITIES..........................................9
     3.13     TITLE TO PROPERTY; ENCUMBRANCES; INTELLECTUAL PROPERTY...........9
     3.14     TAXES...........................................................12
     3.15     LITIGATION......................................................13
     3.16     CONTRACTS AND OTHER AGREEMENTS..................................14
     3.17     COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS...............14
     3.18     ERISA...........................................................14
     3.19     OPERATIONS......................................................14
     3.20     LICENSES AND PERMITS............................................15
     3.21     BROKERS.........................................................16

     3.22     CERTAIN BUSINESS RELATIONSHIPS WITH WWSI........................16
     3.23     DISCLOSURE......................................................16
REPRESENTATIONS AND WARRANTIES OF WWSI........................................16
     4.1      ORGANIZATION AND AUTHORITY......................................16
     4.2      CAPITALIZATION..................................................16
     4.3      SUBSIDIARIES AND AFFILIATES.....................................16
     4.4      VALIDITY AND EXECUTION OF AGREEMENT.............................17
     4.5      CONSENTS AND APPROVALS..........................................17
     4.6      VIOLATION OF LAWS, PERMITS, ETC.................................17
     4.7      LITIGATION......................................................17
     4.8      APPROVAL OF SHARE EXCHANGE......................................17
     4.9      INVESTMENT COMPANY..............................................17
     4.10     TRADING STATUS..................................................17
     4.11     DISCLOSURE......................................................18
ACTIONS PRIOR TO CLOSING......................................................18
     5.1      CORPORATE EXAMINATIONS AND INVESTIGATIONS.......................18
     5.2      CONDUCT AND PRESERVATION OF BUSINESS OF WWSI....................18
     5.3      CONDUCT AND PRESERVATION OF BUSINESS OF CENTRIC.................18
     5.4      ADVICE OF CHANGES...............................................19
     5.5      PINK SHEETS.....................................................19
     5.6      WWSI SEC REPORTS................................................19
     5.7      OTHER AGREEMENTS................................................19
CONDITIONS PRECEDENT TO CLOSING...............................................19
     6.1      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WWSI TO
              COMPLETE THE CLOSING............................................19
     6.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CENTRIC
              TO COMPLETE THE CLOSING.........................................21
POST-CLOSING COVENANTS........................................................23
     7.1      FURTHER INFORMATION.............................................23
     7.2      RECORD RETENTION................................................23
     7.3      POST-CLOSING ASSISTANCE.........................................23
SURVIVAL; INDEMNIFICATION.....................................................23
     8.1      SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES..........23
     8.1      INDEMNIFICATION.................................................24
TERMINATION OF AGREEMENT......................................................24
     9.1      TERMINATION.....................................................24
     9.2      SURVIVAL AFTER TERMINATION......................................25
MISCELLANEOUS.................................................................25
     10.1     EXPENSES........................................................25
     10.2     FURTHER ASSURANCES..............................................25
     10.3     NOTICES.........................................................25
     10.4     MEDIATION.......................................................26
     10.5     ARBITRATION.....................................................26
     10.6     PUBLICITY.......................................................27
     10.7     ENTIRE AGREEMENT................................................27
     10.8     WAIVERS AND AMENDMENTS..........................................27
     10.9     GOVERNING LAW...................................................27
     10.10    BINDING EFFECT, NO ASSIGNMENT...................................27

     10.11    COUNTERPARTS....................................................27
     10.12    EXHIBITS AND SCHEDULES..........................................28
     10.13    EFFECT OF DISCLOSURE ON SCHEDULES...............................28
     10.14    HEADINGS........................................................28
     10.15    SEVERABILITY OF PROVISIONS......................................28



EXHIBIT A - CENTRIC SHAREHOLDERS
EXHIBIT B - ESCROW AGREEMENT
EXHIBIT C - LOCK-UP AND VOTING TRUST AGREEMENT
EXHIBIT D - RESTRICTED SHARE ACKNOWLEDGMENT
EXHIBIT E - ARTICLES OF EXCHANGE

THIS SHARE EXCHANGE AGREEMENT is entered into as of June 28, 2007, by and between WORLDWIDE STRATEGIES INCORPORATED, a Nevada corporation ("WWSI"), CENTRIC RX, INC., a Nevada corporation ("CENTRIC"), and Jim Crelia, Jeff Crelia,
J. Jireh, Inc., a Nevada Corporation, and Canada Pharmacy Express, Ltd., a Canadian corporation (the "CENTRIC SHAREHOLDERS").

                                    RECITALS

A. The Boards of Directors of each of WWSI and CENTRIC have determined that it is in the best interests of WWSI and CENTRIC (as applicable) and their respective shareholders that WWSI acquire CENTRIC through a statutory share exchange under the laws of Nevada (the "SHARE
         EXCHANGE") and, in furtherance thereof, have approved the Share Exchange, this Agreement and the transactions contemplated hereby.

B. Pursuant to the Share Exchange, among other things, and subject to the terms and conditions of this Agreement, all of the shares of capital stock of CENTRIC which are issued and outstanding immediately prior to the Closing (as defined below) shall be converted into the right to receive shares of common stock, $0.001 par value per share, of WWSI ("WWSI COMMON Stock") on the terms and subject to the conditions set forth herein.

C. Prior to the Share Exchange, WWSI plans to reverse split its issued and outstanding shares of WWSI Common Stock in a one-for-three basis and WWSI plans to issue the WWSI Common Stock to the CENTRIC Shareholders after effecting the reverse split (the "POST-REVERSE SPLIT SHARES").

D. It is the intent of WWSI and CENTRIC that CENTRIC become a wholly-owned subsidiary of WWSI and that all of CENTRIC's officers, directors, employees, consultants, affiliated parties, and other interested persons will continue to pursue CENTRIC's business plan and develop CENTRIC's business.

E. It is the intent of WWSI and CENTRIC that the title to all assets, including certain operating software, intellectual property, operating licenses and all other rights related to CENTRIC's operation and business plan belonging to any of CENTRIC's officers, directors, employees, consultants, or affiliated parties will be transferred to CENTRIC and become the property of WWSI's wholly-owned subsidiary.

F. WWSI and CENTRIC desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange.




Share Exchange Agreement - Page 1

                                    AGREEMENT

NOW,  THEREFORE,  for  and in  consideration  of the  premises  and  the  mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. At the Closing and upon the terms and subject to the conditions of this Agreement, the following shall occur:

1.2 NUMBER OF SHARES OF WWSI COMMON STOCK. The CENTRIC Shareholders named on EXHIBIT A attached to this Agreement shall receive an aggregate of up to 2,250,000 Post-Reverse Split Shares of WWSI Common Stock on a pro rata basis based on their percentage shareholdings in CENTRIC at the Closing, and CENTRIC shall become a wholly-owned subsidiary of WWSI.

1.3 CONVERSION OF CENTRIC COMMON STOCK. Each share of CENTRIC Common Stock issued and outstanding immediately prior to the Closing (other than any Dissenting Shares, as such term is defined in SECTION 1.8) will be automatically cancelled and extinguished and each share of CENTRIC Common Stock that is issued and outstanding immediately prior to the Closing shall be converted automatically into the right to receive
         0.28125 Post-Reverse Split Shares of WWSI Common Stock (the "EXCHANGE Ratio").

1.4 ESCROW OF WWSI COMMON STOCK. At the Closing, share certificates evidencing 1,125,000 Post-Reverse Split Shares of WWSI Common Stock (with executed stock powers), to be issued pursuant to Section 1.2 shall be placed into and held in escrow pursuant to the terms of the Escrow Agreement in the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT") until six (6) months after the Closing (the "ESCROW PERIOD").

1.5 FRACTIONAL SHARES. No fraction of a share of WWSI Common Stock will be issued upon such exchange of shares of CENTRIC Common Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.6 RESERVATION OF SHARES. WWSI will reserve sufficient shares of WWSI Common Stock for issuance pursuant to SECTION 1.2.

1.7 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into WWSI Common Stock or CENTRIC Common Stock), reorganization, reclassification, recapitalization or other like change with respect to WWSI Common Stock or CENTRIC Common Stock, the effective date of which occurs after the date hereof and prior to the Closing, other than the one-for-three reverse stock split described above.



Share Exchange Agreement - Page 2

1.8 LOCK-UP AND VOTING TRUST AGREEMENT. At the Closing, the CENTRIC Shareholders shall execute a Lock-up and Voting Trust Agreement in the form attached hereto as EXHIBIT C (the "LOCK-UP AND VOTING TRUST AGREEMENT") providing that the CENTRIC Shareholders shall be prohibited from transferring the WWSI Common Stock received pursuant to the Share Exchange and that WWSI's designee will have an irrevocable proxy to vote all of the WWSI Common Stock owned by the CENTRIC Shareholders until twelve (12) months after the closing (the "LOCK-UP PERIOD").

1.9 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, WWSI shall cause its transfer agent issue certificates representing the whole number of shares of WWSI Common Stock into which each CENTRIC Shareholder's shares of CENTRIC shall have been exchanged as listed on EXHIBIT A hereto.

1.10 NO FURTHER OWNERSHIP RIGHTS IN CENTRIC COMMON STOCK. All shares of WWSI Common Stock issued upon the surrender for exchange of shares of CENTRIC Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CENTRIC Common Stock, and there shall be no further registration of transfers on the records of CENTRIC of shares of CENTRIC Common Stock which were outstanding immediately prior to the Closing. If, after the Closing, certificates are presented to the WWSI for any reason, they shall be canceled and exchanged as provided in this Article 1.

1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of CENTRIC Common Stock shall have been lost, stolen or destroyed, the transfer agent for WWSI shall issue certificates representing such shares of WWSI Common Stock in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof.

1.12 EXEMPTION FROM REGISTRATION. The shares of WWSI Common Stock to be issued pursuant to SECTIONS 1.2 and 1.3 in connection with the Share Exchange will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "SECURITIES ACT").

1.13 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.14 BOARD OF DIRECTORS OF WWSI. Immediately after the Closing, the board of directors of WWSI shall cause the number of seats on such board to be increased by one and shall appoint the person designed by CENTRIC to serve as a director.

1.15 BOARD OF DIRECTORS OF CENTRIC. Immediately after the Closing, the directors and officers of CENTRIC shall resign and shall have appointed persons designed by WWSI to serve as directors.

1.16 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the



Share Exchange Agreement - Page 3
         officers and directors of WWSI are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.


                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at a place and time to be determined by the parties, on or prior to July 31, 2007.

2.2 OBLIGATIONS OF CENTRIC AND THE CENTRIC SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by WWSI of its obligations hereunder, CENTRIC and the CENTRIC Shareholders shall deliver to WWSI the following:

         (a) A copy of the Articles of Incorporation of CENTRIC certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of CENTRIC as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of CENTRIC as of a date within ten days of the Closing;

         (c) The certificate of CENTRIC referred to in SECTION 6.1(A) hereof;

         (d)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from CENTRIC by WWSI or its counsel; and

         (e) The certificates evidencing the shares of CENTRIC Common Stock owned by the CENTRIC Shareholders, duly endorsed for transfer to WWSI.

2.3 OBLIGATIONS OF WWSI AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by CENTRIC of its obligations hereunder, WWSI shall deliver to CENTRIC and the CENTRIC Shareholders the following:

         (a) A copy of the Articles of Incorporation of WWSI certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of WWSI as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of WWSI as of a date within ten days of the Closing;

         (c) A certificate of the corporate secretary of WWSI attaching thereto true and correct copies of the bylaws of WWSI and the corporate resolutions duly adopted by the



Share Exchange Agreement - Page 4
                  board of directors of WWSI authorizing the consummation of the transactions contemplated hereby;

         (d)      The certificate of WWSI referred to in SECTION 6.2(A) hereof;

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from WWSI by CENTRIC or its counsel; and

         (f) Certificates evidencing the WWSI Common Stock to be issued to the CENTRIC Shareholders pursuant to ARTICLE I hereof.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CENTRIC

         Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by CENTRIC to WWSI contemporaneously with the execution of this Agreement and updated, if necessary, at most five (5) days prior to Closing (the "CENTRIC DISCLOSURE SCHEDULE"), CENTRIC and the CENTRIC Shareholders represent, warrant, and covenant to WWSI that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III). The CENTRIC Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III. "KNOWLEDGE" is defined to mean actual knowledge after reasonable investigation.

3.1 ORGANIZATION OF CENTRIC. CENTRIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted.

3.2 CAPITALIZATION. As of July 31, 2007, the issued and outstanding capital stock of CENTRIC consists of 8,000,000 shares of common stock. All of the issued and outstanding shares of capital stock of CENTRIC are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person.

3.3      SUBSIDIARIES.  CENTRIC has no subsidiaries.

3.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 3.4 of the CENTRIC Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of CENTRIC, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.



Share Exchange Agreement - Page 5

3.5 OWNERSHIP OF SHARES. The shares of CENTRIC Common Stock are owned of record and beneficially by the CENTRIC Shareholders as set forth on EXHIBIT A. Each of the CENTRIC Shareholders possesses full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of CENTRIC common stock, free from all liens, claims, and encumbrances of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. Each of CENTRIC and the CENTRIC Shareholders has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated and the terms set forth in this Agreement. This Agreement has been duly executed and delivered by CENTRIC and each of the CENTRIC Shareholders and constitutes the valid and binding obligation of CENTRIC and the CENTRIC Shareholders, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. Except as set forth in SECTION 3.7 of the CENTRIC Disclosure Schedule and to the knowledge of CENTRIC and the CENTRIC Shareholders, none of the execution, delivery, or performance of this Agreement does or will:

         (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of CENTRIC or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to CENTRIC that would have an adverse effect on WWSI after Closing, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which CENTRIC or is bound that would have an adverse effect on WWSI after Closing;

         (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of CENTRIC pursuant to any such term or provision that would have an adverse effect on WWSI after Closing; or

         (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which CENTRIC is a party, or by which CENTRIC or any of its properties or assets may be subject or bound that would have an adverse effect on WWSI after Closing.

3.8 CONSENTS AND APPROVALS. Except as set forth in SECTION 3.8 of the CENTRIC Disclosure Schedule, CENTRIC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental body or governmental agency in order for CENTRIC to consummate the transactions contemplated by this Agreement.



Share Exchange Agreement - Page 6

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) CENTRIC is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) CENTRIC has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of CENTRIC (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of CENTRIC are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of CENTRIC since the date of inception of CENTRIC, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11     CENTRIC FINANCIAL STATEMENTS.

         (a) The unaudited balance sheet of CENTRIC as of July 31, 2007, and the related unaudited statement of income and statement of cash flows for the one month then ended (the "CENTRIC FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to WWSI, present fairly, in all material respects, the financial position of CENTRIC as at such dates and the results of operations of CENTRIC for the periods then ended, in accordance with the cash basis of accounting consistently applied for the periods covered thereby. Prior to closing, CENTRIC will complete and deliver to WWSI audited financial statements containing audited balance sheets and the related audited statements of income, changes in stockholders' equity, and cash flows as of June 30, 2007, December 31, 2006 and 2005.

         (b) Except as set forth on SECTION 3(B) of the CENTRIC Disclosure Schedule, since the June 15, 2007, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of CENTRIC. Without limiting the generality of the foregoing, except as set forth on SECTION 3(B) of the CENTRIC Disclosure Schedule, since that date:

                  (i)      CENTRIC  has  not  sold,  leased,   transferred,   or
                           assigned any of its assets, tangible or intangible;

                  (ii) CENTRIC has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses);



Share Exchange Agreement - Page 7

                  (iii) no party (including CENTRIC) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which CENTRIC is a party or by which any of them is bound;

                  (iv) CENTRIC has not imposed any security interest upon any of its assets, tangible or intangible;

                  (v) CENTRIC has not made any capital expenditure (or series of related capital expenditures);

                  (vi) CENTRIC has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (defined herein to mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity), or series of related capital investments, loans, and acquisitions;

                  (vii) CENTRIC has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                  (viii) CENTRIC has not delayed or postponed the payment of accounts payable and other liabilities;

                  (ix) CENTRIC has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

                  (x) CENTRIC has not granted any license or sublicense of any rights under or with respect to any Intellectual Property (as that term is defined in SECTION 3.13 below);

                  (xi) there has been no change made or authorized in the charter or bylaws of CENTRIC;

                  (xii) CENTRIC has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) CENTRIC has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) CENTRIC has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;



Share Exchange Agreement - Page 8

                  (xv) CENTRIC has not made any loan to, or entered into any other transaction with, any of its directors or officers;

                  (xvi) CENTRIC has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) CENTRIC has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) CENTRIC has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

                  (xix)    CENTRIC has not made any other  change in  employment
                           terms  for  any  of  its  directors,   officers,  and
                           employees;

                  (xx)     CENTRIC   has  not  made  or   pledged  to  make  any
                           charitable or other capital contribution;

                  (xxi)    there  has not been any  other  material  occurrence,
                           event,   incident,   action,   failure  to  act,   or
                           transaction involving CENTRIC; and

                  (xxiii)  CENTRIC has not committed to any of the foregoing.

3.12 UNDISCLOSED LIABILITIES. To the knowledge of CENTRIC and the CENTRIC Shareholders, CENTRIC does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by generally accepted accounting principles ("GAAP") to be set forth on a financial statement that is not fully and adequately disclosed to WWSI and as set forth in SECTION 3.12 of the CENTRIC Disclosure Schedule.

3.13 TITLE TO PROPERTY; ENCUMBRANCES; INTELLECTUAL PROPERTY. CENTRIC has good and indefeasible title to and other legal right to use all properties and assets, real, intellectual, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the CENTRIC Financial Statements or acquired after the date of such balance sheet.

         (a) Intellectual Property is defined herein to mean all of the following in any jurisdiction throughout the world: all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; all




Share Exchange Agreement - Page 9
                  trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; all mask works and all applications, registrations, and renewals in connection therewith; all business plans, business processes, professional licenses, business contact lists, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); all computer software (including source code, executable code, data, databases and related documentation); all advertising and promotional materials; all other proprietary rights, and all copies and tangible embodiments thereof (in whatever form or medium).

                  (i) CENTRIC owns or possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of CENTRIC as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by CENTRIC immediately prior to the Closing hereunder will be owned or available for use by WWSI or CENTRIC on identical terms and conditions immediately subsequent to the Closing hereunder. CENTRIC has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) CENTRIC has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the officers, directors, employees, consultants, or affiliated parties to any of the foregoing has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that CENTRIC must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of CENTRIC, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of CENTRIC.

                  (iii) With respect to each item of Intellectual Property owned by CENTRIC:

                           (A) CENTRIC owns and possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction or limitation regarding use or disclosure;

                           (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;



Share Exchange Agreement - Page 10

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or to the knowledge of CENTRIC is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                           (D) CENTRIC has not ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                           (E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Warranting Parties, including without limitation,  a  failure  by  the  Warranting
                                    Parties  to  pay  any  required  maintenance
                                    fees).

                  (iv)     SECTION   3.13(a)(iv)   of  the  CENTRIC   Disclosure
                           Schedule identifies each item of Intellectual Property, including professional licenses, that any third party owns and that CENTRIC uses or plans to use pursuant to license, sublicense, agreement, or permission. CENTRIC has delivered to WWSI correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SECTION 3.13(A)(IV) of the CENTRIC Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated;

                           (C)      no   party  to  the   license,   sublicense,
                                    agreement,  or  permission  is in  breach or
                                    default,  and no event  has  occurred  which
                                    with   notice   or  lapse   of  time   would
                                    constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D)      no   party  to  the   license,   sublicense,
                                    agreement, or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;




Share Exchange Agreement - Page 11

                           (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Centric, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                           (H) CENTRIC has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (v)      To   the  knowledge  of  CENTRIC  and   the   CENTRIC
                           Shareholders:

                           (A) CENTRIC has not in the past nor will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted;

                           (B)      there   are  no  facts   that   indicate   a
                                    likelihood of any of the foregoing; and

                           (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

                  (vi) CENTRIC has taken all necessary and desirable action to maintain and protect all of the Intellectual Property of CENTRIC and will continue to maintain and protect all of the Intellectual Property of CENTRIC prior to Closing so as not to materially adversely affect the validity or enforceability thereof. The owners of any of the Intellectual Property licensed to CENTRIC have taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.

                  (viii) CENTRIC has complied in all material respects with and is presently in compliance in all material respects with all foreign, federal, state, local, governmental, administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and CENTRIC shall take all steps necessary to ensure such compliance until Closing.

3.14     TAXES.

         (a) All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination,



Share Exchange Agreement - Page 12
                  assessment or collection of any Tax (whether or not such Tax is imposed on CENTRIC) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by CENTRIC have been duly and timely filed;.

         (b) CENTRIC has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due.

         (c) All Taxes which CENTRIC is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY").

         (d) There are no tax liens upon any of the assets or properties of CENTRIC or any other lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever against the assets or properties of CENTRIC.

         (e)      CENTRIC  is  not  a  party  to  any  express  tax   settlement
                  agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and CENTRIC does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of CENTRIC's knowledge and the CENTRIC Shareholders, threatened (i) against or affecting any of CENTRIC's assets or business, (ii) against the licenses of any of CENTRIC's officers, directors, employees, consultants, and affiliated parties, or (iii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) Neither CENTRIC nor the CENTRIC Shareholders has any knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause CENTRIC to determine that there exists any



Share Exchange Agreement - Page 13
                  basis for any material claim against CENTRIC for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. CENTRIC has made available to WWSI complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of CENTRIC's knowledge and the CENTRIC Shareholders, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 3.17 to the CENTRIC Disclosure Schedule sets forth: (a) the names of all present officers and directors of CENTRIC and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of CENTRIC. CENTRIC has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.17 to the CENTRIC
         Disclosure Schedule. To the knowledge of CENTRIC and the CENTRIC Shareholders, none of such persons has made a threat to CENTRIC to terminate such person's relationship with CENTRIC.

3.18 ERISA. Except as set forth in SECTION 3.18 to the CENTRIC Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of CENTRIC, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by CENTRIC, and no such Plan is or has ever been subject to ERISA.

3.19 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.19 to the CENTRIC Disclosure Schedule, since the date of the latest CENTRIC Financial Statements, CENTRIC has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of CENTRIC;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;



Share Exchange Agreement - Page 14

         (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (e) knowingly waived any right of material value to the business of CENTRIC;

         (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives;

         (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives, or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives;

         (j) incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

         (k) made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (l) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business;

         (m) created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (n) made any capital expenditures or commitments for capital expenditures; or

         (o) terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to SECTION 3.16.

3.20 LICENSES AND PERMITS. All of the licenses, concessions and permits upon which CENTRIC relies upon or which CENTRIC must obtain and rely upon in the future to carry out its business are set forth in SECTION 3.20 of the CENTRIC Disclosure Schedule. CENTRIC has not received any notice of any claim of revocation of any such licenses, concessions, and



Share Exchange Agreement - Page 15
         permits and has no knowledge of any event, which would be likely to give rise to such a claim.

3.21 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by CENTRIC directly with WWSI without the intervention of any other person on behalf of CENTRIC in such manner as to give rise to any valid claim by any person against CENTRIC or WWSI for a finder's fee, brokerage commission or similar payment.

3.22 CERTAIN BUSINESS RELATIONSHIPS WITH WWSI. None of the officers, directors, employees, consultants, affiliated parties or shareholders of CENTRIC have been involved in any business arrangement or relationship with WWSI within the past twelve (12) months. All such parties that own any assets, tangible or intangible, which is used in the business of CENTRIC or will be used in the proposed business of CENTRIC have been made aware and have consented to transfer or license such assets to WWSI for the conduct of the business of CENTRIC after the Closing.

3.23 DISCLOSURE. To the knowledge of CENTRIC, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF WWSI

         Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by WWSI to CENTRIC contemporaneously with the execution of this Agreement (the "WWSI DISCLOSURE SCHEDULE"), WWSI represents, warrants, and covenants to CENTRIC and the CENTRIC Shareholders as follows:

4.1 ORGANIZATION AND AUTHORITY. WWSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

4.2 CAPITALIZATION. The issued and outstanding capital stock of WWSI consists of 17,768,607 shares of common stock, $0.001 par value per share. All of the issued and outstanding shares of capital stock of WWSI are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person. The WWSI Common Stock shall be validly issued, fully paid, and nonassessable. WWSI shall have effected a one-for-three reverse split of its issued and outstanding common stock prior to Closing.

4.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 4.3 of the WWSI Disclosure Schedule, WWSI does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.



Share Exchange Agreement - Page 16

4.4 VALIDITY AND EXECUTION OF AGREEMENT. WWSI has the full legal right, capacity, and power required to enter into, execute, and deliver this Agreement and to carry out the transactions contemplated, subject to the terms set forth in this Agreement. This Agreement has been duly and validly executed on behalf of WWSI and is a valid and binding obligation of WWSI, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.5      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by WWSI in connection with this Agreement.

4.6      VIOLATION OF LAWS, PERMITS, ETC.

         (a) WWSI is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a material adverse effect.

         (b) WWSI has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.7      LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of WWSI's knowledge, threatened (i) against or affecting any of WWSI's assets or business that, if determined adversely to WWSI, would have and adverse effect on CENTRIC or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) WWSI has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause WWSI to determine that there exists any basis for any material claim against WWSI for any of the matters described in paragraph (a) above.

4.8 APPROVAL OF SHARE EXCHANGE. The board of directors of WWSI has approved the Share Exchange without reservation or qualification.

4.9 INVESTMENT COMPANY. WWSI is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.10 TRADING STATUS. The WWSI Common Stock is quoted on the "OTC Bulletin Board" under the symbol "WWSI."




Share Exchange Agreement - Page 17

4.11 DISCLOSURE. To the knowledge of WWSI, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, each of WWSI and CENTRIC shall be entitled to make such investigation of the assets, properties, business and operations of the other and such examination of the books, records, Tax Returns, financial condition and operations of the other as each may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and WWSI and CENTRIC shall cooperate fully therein. In order that each of WWSI and CENTRIC may have full opportunity to make such a business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, WWSI or CENTRIC, as the case may be, shall furnish to the other during such period all such information and copies of such documents concerning its affairs as WWSI or CENTRIC may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully and provide all material facts affecting its financial condition and business operations. Until the Closing and if the Closing shall not occur, thereafter, WWSI, CENTRIC, and its respective affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, WWSI, CENTRIC, and its respective affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the other concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to WWSI or CENTRIC, as the case may be, to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, WWSI, CENTRIC, and its respective affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to WWSI or CENTRIC, as the case may be.

5.2 CONDUCT AND PRESERVATION OF BUSINESS OF WWSI. From the date hereof through the Closing Date, WWSI shall cause its corporate existence to be continued in the ordinary course in the same manner as it has been conducted since its inception.

5.3 CONDUCT AND PRESERVATION OF BUSINESS OF CENTRIC. From the date hereof through the Closing Date, CENTRIC shall cause its business to be conducted in the ordinary course and in the same manner as it has been conducted since its inception. CENTRIC covenants that, except with the prior written consent of WWSI, which consent shall not be unreasonably withheld, CENTRIC will not enter into any transaction other than in the ordinary course of business.



Share Exchange Agreement - Page 18

         Further, CENTRIC shall use commercially reasonable efforts to (i) preserve intact its business, assets, properties and organizations,
         (ii) keep available the services of its present officers, employees, consultants and agents; and (iii) maintain its present suppliers and customers and preserve its goodwill.

5.4 ADVICE OF CHANGES. CENTRIC will promptly advise WWSI in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the CENTRIC Disclosure Schedule or would have resulted in any representation of CENTRIC in this Agreement being untrue. WWSI will promptly advise CENTRIC in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the WWSI Disclosure Schedule or would have resulted in any representation of WWSI in this Agreement being untrue in any material respect.

5.5 OTC BULLETIN BOARD. WWSI will use its best efforts to maintain the listing on the OTC Bulletin Board of the WWSI Common Stock. WWSI shall take the necessary action to notify NASD Regulation of the Share Exchange in a timely manner.

5.6 WWSI SEC REPORTS. WWSI shall file with the SEC all reports and other documents that are required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to be filed in connection with the transactions contemplated by this agreement.

5.7 OTHER AGREEMENTS. CENTRIC and WWSI agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WWSI TO COMPLETE THE CLOSING. The obligations of WWSI to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by WWSI:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by CENTRIC and the CENTRIC Shareholders at or before the Closing shall have been duly complied with and performed in all material respects,
                  (ii) the



Share Exchange Agreement - Page 19
                  representations and warranties of CENTRIC and the CENTRIC Shareholders set forth in ARTICLE III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) WWSI shall have received a certificate to such effect from CENTRIC, specifically referencing SECTIONS 3.7 and 3.8.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by CENTRIC in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to CENTRIC and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and WWSI shall have received a certificate from CENTRIC to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for WWSI, which approval shall not be unreasonably withheld.

         (d) CENTRIC shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by WWSI or its counsel.

         (e) CENTRIC shall not have suffered any set back or any event that would materially effect its ability to continue to operate its business or its planned business after the Closing.

         (f) No material information or data provided or made available to WWSI by or on behalf of CENTRIC shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against CENTRIC or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to CENTRIC.

         (h) All of the CENTRIC Shareholders approving the Share Exchange shall have acknowledged that the shares of WWSI Common Stock are restricted securities under the Securities Act and represent that such CENTRIC Shareholders (i) are acquiring the WWSI Common Stock for their own account without a view to distribution within the meaning of the Securities Act; (ii) have reviewed or have access to WWSI filings with the Securities and Exchange Commission and all other information that they has deemed necessary to make an informed investment



Share Exchange Agreement - Page 20
                  decision with respect to an investment in WWSI in general and the WWSI Common Stock in particular; (iii) are financially able to bear the economic risks of an investment in WWSI; and
                  (iv) have such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the WWSI Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the WWSI Common Stock. Such acknowledgment shall also indicate that each CENTRIC Shareholder understands and agrees that the certificates evidencing the WWSI Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the WWSI Common Stock will not be transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act. Such acknowledgment shall be substantially in the form attached hereto as EXHIBIT D.

         (i) The CENTRIC Shareholders shall have entered into the Lock-up and Voting Trust Agreement.

         (j)      CENTRIC   shall   have   demonstrated,   to   the   reasonable
                  satisfaction of WWSI, that it owns all of the rights to the Intellectual Property as described in SECTION 3.13(A).

         (k) The CENTRIC Shareholders shall have executed and delivered the Escrow Agreement.

         (l) Jim Crelia, Peter A. Longbons, Jack G. West, and J. Jireh, Inc. shall have executed an employment agreement, including appropriate non-competition and intellectual property transfer clauses, with WWSI to work for CENTRIC that is acceptable to WWSI.

         (m) CENTRIC shall have delivered financial statements for the periods ending June 30, 2007, December 31, 2006 and 2005 that have been audited by a PCAOB registered independent auditing firm together with a standard "clean" audit opinion letter.

         (n) All officers, directors, employees, consultants, affiliated parties and any person related to any of the foregoing with rights to any intellectual property, business plans, trade secrets, business contact lists, or any other asset relevant to the business operations of CENTRIC or the planned business operations of CENTRIC shall have assigned such rights to WWSI or CENTRIC with a form of assignment satisfactory to WWSI, in its sole discretion.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CENTRIC TO COMPLETE THE CLOSING. The obligations of CENTRIC to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by
         CENTRIC:




Share Exchange Agreement - Page 21

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by WWSI at or before the Closing shall have been duly complied with and performed in all material respects, and (ii) the representations and warranties of WWSI set forth in ARTICLE IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by WWSI in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to WWSI and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and CENTRIC shall have received a certificate from WWSI to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for CENTRIC, which approval shall not be unreasonably withheld.

         (d) WWSI shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by CENTRIC or its counsel.

         (e)      WWSI shall not have suffered any material adverse effect.

         (f) No material information or data provided or made available to CENTRIC by or on behalf of WWSI shall be incorrect in any material respect.

         (g) The WWSI Common Stock shall be continue to be quoted on the OTC Bulletin Board.

         (h) WWSI shall have effected a one-for-three reverse split on its issued and outstanding shares of common stock.

         (i) WWSI shall have appointed one designee of CENTRIC to WWSI's board of directors to be effective after the Closing.



Share Exchange Agreement - Page 22

                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of CENTRIC or WWSI, as the case may be, relating to the business of CENTRIC or WWSI in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of CENTRIC or WWSI relating to the business of CENTRIC or WWSI in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. CENTRIC and WWSI will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.


                                  ARTICLE VIII
                                    SURVIVAL

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the
         Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years.



Share Exchange Agreement - Page 23

8.2 INDEMNIFICATION. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of WWSI of any information CENTRIC may have, subject to the limitations set forth in
         ARTICLE X below, the CENTRIC Shareholders and WWSI hereby agree to mutually indemnify each other with respect to any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorney fees and other costs and expenses incident to proceedings or investigations or the defense of any claim) arising out of, resulting from or related to, and to pay to the other party hereto on demand the full amount of any sum which such party becomes obligated to pay on account of breach of any warranty of CENTRIC, the CENTRIC Shareholders or WWSI as applicable expressly set forth in this Agreement. Notice must be given to the party from whom indemnification is sought of any claim for indemnification under ARTICLE VIII prior to the termination of the relevant survival period.


                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a) by mutual written consent of WWSI, CENTRIC, and the CENTRIC Shareholders;

         (b) by WWSI or CENTRIC by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on July 31, 2007 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

         (c) by WWSI or by CENTRIC if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

         (d) by WWSI if CENTRIC or the CENTRIC Shareholders have failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

         (e) by CENTRIC if WWSI has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should CENTRIC terminate this Agreement for any reason other than a default by WWSI as described in SECTION 9.1(E) hereof, CENTRIC shall be liable for all damages caused by the failure to close. Similarly, if WWSI should terminate this Agreement for any reason other than a default by CENTRIC or the CENTRIC Shareholders as described in SECTION 9.1(D) hereof, WWSI shall be liable for all damages caused by the failure to close.




Share Exchange Agreement - Page 24

9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of CENTRIC or WWSI or their respective affiliates.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. WWSI shall be responsible for the legal and accounting fees in connection with the Share Exchange.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of WWSI, and without further consideration, CENTRIC and the CENTRIC Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as WWSI may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to WWSI and to assist WWSI in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                  If to CENTRIC:

                           Centric Rx, Inc.
                           8125 Riviera Beach Drive
                           Las Vegas, Nevada  89128
                           Attention:    Jim Crelia, President, CEO & Chairman

                  If to the CENTRIC Shareholders:

                           Centric Rx, Inc.
                           8125 Riviera Beach Drive
                           Las Vegas, Nevada  89128
                           Attention:    Jim Crelia, President, CEO & Chairman



Share Exchange Agreement - Page 25

                  If to WWSI:

                           Worldwide Strategies Incorporated
                           3801 East Florida Avenue, Suite 400
                           Denver, CO 80210
                           Attention:    James P.R. Samuels, President

                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           Attention:    Dean M. Smurthwaite, Esq.

10.4 MEDIATION. The parties hereto encourage the prompt and equitable settlement of all controversies or claims (a "DISPUTE") between or among the parties and their affiliates including but not limited to those arising out of or relating to this Agreement or the transactions contemplated hereby. At any time, either party can give the other written notice that it desires to settle a Dispute. Within 10 days of delivery of such notice, the parties agree to cause their officers having authority to resolve such differences to meet for two out of four continuous days (the "NEGOTIATION PERIOD"), the parties agree to submit their Dispute to a mediator to work with them to resolve their differences. Such mediator shall be selected by mutual agreement of the parties. The parties shall participate in the mediation proceeding in good faith with the intention to settle. The mediation shall be conducted pursuant to the rules generally used by the mediator in the mediator's practice, which rules may be modified or amended with the written consent of the parties. No later than three business days prior to the mediation, each party shall deliver to the mediator all information reasonably required for the mediator to understand the Dispute and the issues presented. The mediation shall be determined upon the first to occur of the following: (i) the execution of a settlement agreement resolving the Dispute by the parties; (ii) a written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or (iii) after the completion of two full days of mediation, a written statement of the mediator to the effect that the mediation proceedings are terminated. No party shall sue any other party hereto in connection with any Dispute, except for enforcement of the negotiation and mediation process set forth herein, and the arbitration provisions set forth in Section 10.5 hereof shall not be applicable, in each case, prior to termination of the Negotiation Period and of the mediation as provided above.

10.5 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of WWSI and CENTRIC. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.



Share Exchange Agreement - Page 26

         (a) The seat of the arbitration shall be in Denver, Colorado. Each of CENTRIC, the CENTRIC Shareholders and WWSI hereby irrevocably submits to the jurisdiction of the arbitrator in Denver, Colorado, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. CENTRIC, the CENTRIC Shareholders and WWSI acknowledge and agree that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by WWSI except as may be required by applicable law or the rules and regulations of the applicable regulatory authorities.

10.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.8 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

10.10 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



Share Exchange Agreement - Page 27

10.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.13 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

10.14 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

10.15 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]


















Share Exchange Agreement - Page 28

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WWSI:

WORLDWIDE STRATEGIES INCORPORATED


By:
   -----------------------------------------------------------
         James P.R. Samuels, President


CENTRIC:

CENTRIC RX, INC.


By:
   -----------------------------------------------------------
         Jim Crelia, President, CEO and Chairman


JIM CRELIA


   -----------------------------------------------------------



JEFF CRELIA


   -----------------------------------------------------------



J. JIREH, INC.


By:
   -----------------------------------------------------------
         Authorized Representative


CANADA PHARMACY EXPRESS


By:
   -----------------------------------------------------------
         Authorized Representative



Share Exchange Agreement - Page 29